Exhibit 99.1

April 28, 2020

Liberty TripAdvisor Holdings to Conduct Quarterly Q&A Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor Holdings”) (Nasdaq: LTRPA, LTRPB) announced that interested shareholders and analysts are invited to participate in a brief quarterly Q&A session following the completion of the prepared remarks on GCI Liberty, Inc.’s first quarter earnings conference call.  During this Q&A session management will be accepting questions regarding GCI Liberty, Inc., Liberty Broadband Corporation and Liberty TripAdvisor Holdings. Management will only be accepting questions regarding Liberty TripAdvisor Holdings to the extent they relate to publicly available information. Chairman, President and Chief Executive Officer, Greg Maffei, will host the conference call on Thursday,  May 7th,  at 5:00 p.m. (E.D.T.). During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (800) 458-4121 or (720) 543-0206, passcode 5580110, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty TripAdvisor Holdings website at www.libertytripadvisorholdings.com/events to register for the web cast. Replays of the call will also be available on the Liberty TripAdvisor Holdings website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Liberty TripAdvisor Holdings, Inc.

Liberty TripAdvisor Holdings, Inc. (Nasdaq:  LTRPA, LTRPB) consists of its subsidiary Tripadvisor. Tripadvisor is the world's largest travel platform, aggregating reviews and opinions from its community of travelers about accommodations, restaurants, experiences, airlines and cruises throughout the world.

Liberty TripAdvisor Holdings, Inc.
Courtnee Chun, 720-875-5420

Source: Liberty TripAdvisor Holdings, Inc.